As filed with the Securities and Exchange Commission on August 16, 2007

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                             Acme United Corporation
             (Exact name of Registrant as specified in its charter)

          Connecticut                                           06-0236700
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               60 Round Hill Road
                          Fairfield, Connecticut 06824
          (Address of principal executive offices, including zip code)

      Acme United Corporation 2005 Non-Salaried Director Stock Option Plan
               Acme United Corporation Employee Stock Option Plan
                            (Full Title of the Plans)
                                -----------------

                                  Paul Driscoll
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer
                               60 Round Hill Road
                          Fairfield, Connecticut 06824
                     (Name and address of agent for service)

                                 (203) 254-6060
          (Telephone number, including area code, of agent for service)


                                    copy to:
                              Merritt A. Cole, Esq.
                             White and Williams LLP
                             1800 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7395
                              Phone (215) 864-7000
                               Fax (215) 864-7123
                                -----------------

                                             CALCULATION OF REGISTRATION FEE
=================================================================================================================

Title of                         Amount to be        Proposed maximum       Proposed maximum        Amount of
securities to                   registered (1)        offering price           aggregate           registration
be registered                                            per share           offering price            fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
$2.50 per share
Issuable under the
2005 Non-Salaried
Director Stock
Option Plan                      40,000 (2)          $ 14.50 (4)            $   580,000 (4)        $ 17.80


Issued or issuable under
the Employee Stock              106,438 (2)          $ 14.50 (4)            $ 1,543,351 (4)        $ 43.38
Option Plan                      52,062 (3)          $ 14.93 (5)            $   777,285            $ 23.86
                                  1,500 (3)          $ 14.85 (5)            $    22,275            $  0.68

Total                           200,000                                                            $ 89.73

=================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement covers, in addition to the number of shares stated herein, any additional shares of the Company's common stock that become issuable by reason of any stock splits, stock dividends or similar transactions.

(2) Represents additional shares of the Common Stock of the Company issuable upon exercise of options which may be granted under the Employee Stock Option Plan or the 2005 Non-Salaried Director Stock Option Plan, respectively.

(3) Represents additional shares of the Common Stock of the Company issuable upon exercise of outstanding options granted under the Employee Stock Option Plan.

(4) Estimated pursuant to Rules 457 (c) and 457 (h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for a share of the Company's Common Stock reported on the American Stock Exchange as of August 14, 2007.

(5) Calculated pursuant to Rule 457(h)(1) under the Securities Act. The amount shown represents the exercise price of options granted under the Employee Stock Option Plan outstanding as of the date of this Registration Statement.

                               EXPLANATORY NOTES.

(a) As permitted by General Instruction E to Form S-8 regarding the registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective, the contents of the following are incorporated herein by reference:

     Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 8, 2005 (File No. 333-12478) with respect to the Acme United Corporation 2005 Non-Salaried Director Stock Option Plan and the Acme United Corporation 2002 Employee Stock Option Plan, as amended.

(b) This Registration Statement on Form S-8 is being filed for the purpose of registering:

        (i) 40,000 additional shares of common stock, par value $2.50 per share (the "Common Stock") of Acme United Corporation (the "Company")which may be issued pursuant to the Company's 2005 Non-Salaried Director Stock Option Plan, as amended (the "Director Plan"); and

        (ii) 160,000 additional shares of Common Stock which may be issued pursuant to the Company's Employee Stock Option Plan, as amended (the "Employee Plan").

        (iii) Pursuant to Rule 416 under the Securities Act, an indeterminate amount of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution or other adjustment provisions of the option plans referred to above, are also being registered hereunder.



On February 27, 2007, the Board of Directors of the Company approved the amendment of the Employee Plan and the Director Plan to increase the number of shares of Common Stock, subject to shareholder approval. Shareholder approval of the respective amendments to the Employee Plan and the Director Plan was received at the Annual Meeting of Shareholders held on April 23, 2007. The plans were amended as follows:

          (a) The amendment to the Director Plan increases the number of shares of Common Stock which may be issued pursuant to the Director Plan, by 40,000 shares, from 50,000 to 90,000 shares.

          (b) The amendment to the Employee Plan increases the number of shares of Common Stock which may be issued pursuant to the Employee Plan, by 160,000 shares, from 300,000 shares to 460,000 shares.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference and made a part of this prospectus.

|X| our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 15, 2007;

|X| our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, filed on May 15, 2007 and August 7, 2007, respectively;

|X| our Current Reports on Form 8-K filed August 3, 2007, July 27, 2007, April 27, 2007, April 20, 2007 and March 2, 2007; and

|X| the description of our Common Stock contained in the Form 8-K filed on July 8, 2005, including any amendment to that form that we may file in the future, for the purpose of updating the description of our common stock.

All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.      Description of Securities.

Not Applicable.

Item 5.      Interest of Named Experts and Counsel.

None.

Item 6.      Indemnification of Directors and Officers.

Connecticut General Statutes Sections ("CGS") 33-771 through 33-778 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

The Company's Restated Certificate of Incorporation provides that the Company shall indemnify an individual who is a party to a proceeding because he is a director or officer of the corporation against liability in the proceeding if:

(1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) such liability arises from any action taken, or any failure to take any action, as a director or officer, except liability that (A) involved a knowing and culpable violation of law by the director or officer; (B) enabled the director, officer or an associate (as defined in the CGS) to receive an improper personal gain; (C) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's or officer's duty to the corporation; or (E) created liability under the CGS for the illegal payment of dividends.

The Registrant has obtained directors' and officers' reimbursement and liability insurance against certain liabilities.

Item 7.      Exemption from Registration Claimed.

Not Applicable.

Item 8.      Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.     Identification of Exhibit

4.01*           Restated Certificate of Organization
4.02**          Bylaws of the Company
5.1             Opinion of Brody, Wilkinson and Ober, P.C.
23.1            Consent of Ernst & Young LLP, independent registered public accounting firm
23.2            Consent of Brody, Wilkinson and Ober, P.C. (included in
                Exhibit 5.1)

24.1            Power of Attorney of Directors and Officers (included on the signature page below)
99.01***        2005 Non-Salaried Director Stock Option Plan, as amended
99.02***        Employee Stock Option Plan, as amended
------------------
* Incorporated by reference to the Company's Form 8-K filed on July 8, 2005. ** Incorporated by reference to the Company's Form 8-K filed on
    February 28, 2006.
*** Incorporated by reference to the Company's Form 8-K filed on April 27, 2007.

Item 9.      Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on the 16th day of August, 2007.

                                       ACME UNITED CORPORATION

                                       By: /s/ Walter C. Johnsen
                                           ------------------------------------
                                           Walter C. Johnsen, Chairman of the
                                           Board and Chief Executive Officer


                          ----------------------------

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter C. Johnsen and Paul Driscoll, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of August, 2007:

Signature                               Title
---------                               -----

/s/ Walter C. Johnsen                   Chairman of the Board
----------------------------            and Chief Executive
Walter C. Johnsen                       Officer and Director


/s/ Gary D. Penisten                    Chairman Emeritus of
----------------------------            the Board and Director
Gary D. Penisten

/s/ Brian S. Olschan                    President, Chief
----------------------------            Operating Officer and
Brian S. Olschan                        Director


/s/ Paul Driscoll                       Vice President, Chief
----------------------------            Financial Officer,
Paul Driscoll                           Secretary and
                                        Treasurer


/s/ Rex L. Davidson                     Director
----------------------------
Rex L. Davidson


/s/ Richmond Y. Holden, Jr.             Director
----------------------------
Richmond Y. Holden, Jr.


/s/ Susan H. Murphy                     Director
----------------------------
Susan H. Murphy


/s/ Stephen Spinelli                    Director
----------------------------
Stephen Spinelli


/s/ Stevenson E. Ward III               Director
----------------------------
Stevenson E. Ward III

                                  Exhibit Index
                                  -------------

Exhibit No.     Identification of Exhibit

4.01*           Restated Certificate of Organization
4.02**          Bylaws of the Company
5.1             Opinion of Brody, Wilkinson and Ober, P.C.
23.1            Consent of Ernst & Young LLP, independent registered public accounting firm
23.2            Consent of Brody, Wilkinson and Ober, P.C. (included in
                Exhibit 5.1)
24.1            Powers of Attorney of Directors and Officers
                (included on the signature page herein)
99.01***        2005 Non-Salaried Director Stock Option Plan, as amended
99.02***        Employee Stock Option Plan, as amended
------------------
* Incorporated by reference to the Company's Form 8-K filed on July 8, 2005. ** Incorporated by reference to the Company's Form 8-K filed on
    February 28, 2006.
*** Incorporated by reference to the Company's Form 8-K filed on April 27, 2007.